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Exhibit 21.1

SUBSIDIARIES

Subsidiary	Jurisdiction of Organization
Charles River Laboratories, Inc.	Delaware
CRL Transactions Co.	Delaware
Charles River Laboratories Massachusetts Business Trust	Massachusetts
Charles River Proteomics Services, Inc.	Delaware
CRL Holdings Limited	United Kingdom
Zhanjiang A&C Biological Ltd.	China
River Valley Farms Inc.	Minnesota
River Valley Farms LLC	Minnesota
Charles River Lab Holdings Mass Business Trust	Massachusetts
Charles River Holdings LLC	Delaware
CRL Holdings CV	Netherlands
Charles River LLC	Delaware
Ballardvale CV	Netherlands
Charles River Netherlands BV	Netherlands
Charles River (Europe) GmbH	Germany
Charles River Germany Verwaltungs GmbH	Germany
Charles River Germany GmbH and Co. KG	Germany
CRL SPAFAS GmbH	Germany
ALPES S.A.	Mexico
Charles River Laboratories Holding SAS	France
Biological Laboratories Europe Ltd	Ireland
Entomology Europe Limited	Ireland
Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
Charles River WIGA (Deutschland) GmbH	Germany
Laboratorium Technical Szolgallato	Hungary
Charles River Consulting GmbH	Germany
Charles River UK Limited	United Kingdom
Charles River Canada Corporation	Canada
SPAFAS Australia PTY Ltd.	Australia
Charles River France, SA	France
Charles River Japan KK	Japan
Charles River Itias	Japan
Charles River Laboratories France SAS	France
Charles River Laboratories Italia Spa	Italy
Charles River Endosafe Limited	United Kingdom
Charles River Laboratories Espana SA	Spain

Charles River Laboratories Belgium SA	Belgium
Elevage Scientifique Des Dombes SA	France
Inveresk Research Group LLC	Delaware
Inveresk Holdings LLC	Delaware
Inveresk Research Group Ltd	United Kingdom
Inveresk Research Holdings Ltd	United Kingdom
Inveresk Research International Ltd	United Kingdom
Inveresk Clinical Research Ltd	United Kingdom
Inveresk Research Overseas Ltd	United Kingdom
Inveresk Research (Canada) Inc.	Canada
CTBR Bio-Research Inc.	Canada
Inveresk Research Inc.	Delaware
Inveresk Research Australia Pty Ltd	Australia
Inveresk Research North Carolina Inc.	North Carolina
Inveresk Research Ltd	United Kingdom
Inveresk Research SARL	France
Inveresk Research SRL	Italy
Inveresk Research Sp. Zoo	Poland
Inveresk Research Germany GmbH	Germany
Inveresk Research Spain SL	Spain
Inveresk Research Czech Sro	Czech Republic
Inveresk Research Israel Ltd	Israel
Pharma Clinical Research Limited	United Kingdom
PharmaResearch Corporation Pty Ltd	Australia

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  Exhibit 21.1